Exhibit 2(k)(2)

POWER OF ATTORNEY

The undersigned officers and Directors of Enhanced Dow 30 Income Fund Inc., MLP Strategy Income Fund Inc., NASDAQ Premium Income & Growth Fund Inc., Global Income & Currency Fund Inc., Enhanced S&P 500 Covered Call Fund Inc., Dow 30 Premium & Dividend Income Fund Inc., Defined Strategy Fund Inc., Small Cap Premium & Dividend Income Fund Inc., S&P 500 Covered Call Fund Inc. and S&P 500 GEARED Fund Inc. (the “Funds”) (as each such Fund may be renamed from time to time) hereby authorize Mitchell M. Cox, Donald C. Burke, Jill Whitelaw, James E. Hillman and Justin Ferri or any of them, as attorney-in-fact, to sign on his behalf, in the capacities indicated, any Registration Statement or amendment thereto (including any pre-effective or post-effective amendments) for each of the Funds or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 6th day of March 2007.

Signature	Title

/s/ Mitchell M. Cox (Mitchell M. Cox)	President (Principal Executive Officer)

/s/ James E. Hillman (James E. Hillman)	Treasurer (Principal Financial Officer)

/s/ Paul Glasserman ( Paul Glasserman )	Director

/s/ Steven W. Kohlhagen (Steven W. Kohlhagen)	Director

/s/ William J. Rainer (William J. Rainer)	Director